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                       CONSENT OF INDEPENDENT ACCOUNTANTS





ADT Security Services, Inc.
   Profit Sharing and Savings Plan:



We consent to the incorporation by reference in the Registration Statement of ADT Security Services, Inc. Profit Sharing and Savings Plan on Form S-8 (File No. 33-26970) of our report dated June 30, 1997 on our audits of the financial statements and financial statement schedules of ADT Security Systems, Inc. Profit Sharing and Savings Plan as of and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 11-K.




Coopers & Lybrand, L.L.P.
Denver, Colorado
June 30, 1997











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